UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report: July 7, 2000                       Commission File No. 033-19961

                             SPARTAN OIL CORPORATION
                   -------------------------------------------
             (Exact name of Registrant as specified in its charter)


             Delaware                                            75-2224650
       --------------------                                 --------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                  4714 Greenville Ave. Dallas, Texas      75206
     ----------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (972) 841-6929

           SPARTAN OIL CORPORATION (formerly OLIVER OWEN CORPORATION)
           ---------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)

Item 1. Changes in Control of Registrant.

A PLAN OF REORGANIZATION AND AGREEMENT OF MERGER (the Plan) was signed on the 2nd day of June, 2000 by the Registrant and HMGT Corporation (HMGT), a private Delaware corporation, wherein the registrant will acquire 100% of the business, assets, liabilities, and issued and outstanding stock of HMGT in exchange solely for common stock of the Registrant in a reorganization.

On July 6, 2000 at the Registrant's Special Shareholder's Meeting, the majority of the shareholders entitled to vote, either by proxy or in person, voted to approve (I) a 1 for 6 reverse split of Registrant's common stock, and to approve
(II) the Plan of Reorganization And Agreement of Merger. Registrant will then issue 7,200,000 shares (reorganization shares) of it's $.001 par value common stock to the shareholders of HMGT in a timely manner. HMGT is is owned 100% by Amerand Corproation. HMGT is engaged in the Hospitality/Hotel Industry. The issuance of the reorganization shares will represent an 81% position of Control. The Plan provides for the Registrant to change its name from Spartan Oil Corporation to HomeGate Corporation.

Amerand  Corporation is beneficially  owned by C. Kieth  Wilkerson,  II and Gary
Bell.

On July 6, 2000, Sean Gallagher resigned as an officer and director effective July 7, 2000 and the following were appointed directors at the Special Meeting of Shareholders:

Gary Bell
Keith Newton
Keith Wilkerson, and
John Hickman.

The following were appointed as officers for the Corporation with terms starting on July 7, 2000:

Gary W. Bell                          President
C. Kieth Wilkerson, II                Vice President
Kieth Newton                          Secretary/Treasurer

Gary W. Bell - Graduated from Louisiana Christian University, Sunset, Louisiana with a BA in Business Administration. He was President and CEO of Nature's Landscaping, Fort Worth, Texas from 1995 to the present.

C. Kieth Wilkerson, II - Graduated from Faith Baptist College in 1994 with a BA in Christian Secondary Education. From December 1999 to the present, he has been President and CEO of The Wilkerson Group, Inc. and Chief Operations Officer for Amerand Corporation. From 1997 to 1999 he worked in various phases of the hospitality business for Hampton Inn, Crowne Plaza Hotal, Bristol Hotels and Resorts and Holtze Magnolia Hotel. Member of the Construction Management Team who renovated the historic Magnolia Building in downtown Dallas, October 1999. Member of the Pegasus Project Construction Team who restored the historic landmark Pegasus atop the Magnolia Building in downtown Dallas, January 1, 2000. Operational/Technical memeber of the MICROS-FIDELIO Team at the original "OPERA" Property Management System, Beta Site installation, Crowne Plaza Hotel, November 1998-April 1999.

Kieth Newton - Graduated from McNeese State University with a BS in Business Administration and Management in 1990. From 1997 to 2000, he was an area manager for Borders Books where he increased sales by 60%. From 1996 to 1997 he was a store sales manager for County Seat and from 1995 to 1996 he was a store manager for Toys- R-Us.

Item 2. Acquisition or Disposition of Assets.

The assets and liabilities of the Registrant and HMGT Corporation as at the effective time of the Merger and Reorganization, shall be taken up on the books of the Registrant (Surviving Corporation) at the amounts carried at that time by each corporation. The assets and liabilities of HMGT Corporation are as follows: cash in the amount of $100,000.00 US Dollars; the Trademark for "HomeGate Studio and Suites"; The HomeGate website whose URL is www.HomeGate.com ; the HomeGate 800 Reservation number which is 1- 800-456-GATE; 2 million shares of Ameri-First Financial Group (AMFR - trading OTC BB) valued at $1,800,000; the balance of a note payable to Prime Hospitality, Inc. with a face value of $325,000.

Financial statements of HMGT Corporation will be released and filed as soon as the audit is complete.

                                   SIGNATURES.

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     SPARTAN OIL CORPORATION

Date: July 7, 2000
                                               BY: /s/ Sean Gallagher
                                                  ------------------------------
                                                       Sean Gallagher, President